Exhibit 99.1

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Engility Announces Plan to Refinance Existing Debt and Releases Select Preliminary Financial Results for the Second Quarter of 2016

Engility to Announce Second Quarter 2016 Financial Results on August 1, 2016

CHANTILLY, VA – July 25, 2016 - Engility Holdings, Inc. (NYSE: EGL) today announced its intent to refinance its first and second lien term loan facilities and expand its revolving credit facility, subject to market and other conditions. The objectives of the refinancing and credit facility expansion are to reduce the Company’s interest expense, increase its financial flexibility and extend its weighted average debt maturity. If consummated, the Company anticipates it will continue to have approximately $1.1 billion in net debt. The terms of the potential refinancing will be disclosed upon the completion of the transaction, which is anticipated to occur in early August 2016.

In connection with the anticipated refinancing, the Company also intends to provide to potential lenders and investors the following preliminary financial results for the second quarter ended July 1, 2016:

•	Total revenue of approximately $535 million;
•	Adjusted EBITDA of approximately $48 million;
•	Book-to-bill ratio of approximately 1.2x based on net bookings;
•	Total backlog of approximately $3.0 billion; and
•	Submitted bids awaiting adjudication of approximately $5.0 billion.

The Company notes that revenue from the second quarter benefited from approximately $5 million of supplemental program work completed during the quarter. The Company also made voluntary debt prepayments of $20 million during the second quarter of 2016. Voluntary debt prepayments for the first six months of 2016 totaled $30 million.

The above estimates for the second quarter of 2016 are derived from preliminary internal financial reports and are subject to revision based on the completion of the quarter-end accounting and financial reporting process. Engility will report its complete results for the second quarter on August 1, 2016, including a reconciliation of net income to adjusted EBITDA.

There can be no assurance that the Company will be able to consummate the refinancing transactions on favorable terms or at all. The Company is providing this information given the initiation of this debt refinancing process.

Conference Call Information

Engility will host a conference call at 8:30 a.m. Eastern Time on August 1, 2016, to discuss the final financial results for its second quarter 2016.

Listeners may access a webcast of the live conference call from the Investor Relations section of the company's website at http://www.EngilityCorp.com. Listeners also may access a slide presentation on the website, which will summarize the Company’s 2016 second quarter results and its fiscal year 2016 guidance. Listeners should go to the website at least 15 minutes before the live event to download and install any necessary audio software.

Listeners also may participate in the conference call by dialing (888) 655-5029 (domestic) or (503) 343-6026 (international) and entering pass code 50457672.

A replay will be available on the Company's website approximately two hours after the conference call and continuing for one year. A telephonic replay also will be available through August 8, 2016 at (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering pass code 50457672.

About Engility

Engility (NYSE: EGL), a leading provider of mission-critical and highly technical services to the U.S. government, is engineered to make a difference. Built on a five-decade commitment to our customers and our country, Engility delivers world-class performance, efficiency and value in a broad range of services, including engineering and technology life cycle support, program and business support and specialized technical consulting. Headquartered in Chantilly, Virginia, and with offices around the world, Engility supports customers throughout the defense, intelligence, space, federal civilian and international communities, drawing on our intimate understanding of customer needs, our deep domain expertise and our highly skilled employees to develop and deliver on-target solutions. To learn more about Engility, please visit www.engilitycorp.com and connect with us on Facebook, LinkedIn and Twitter.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated refinancing and Engility’s future prospects, projected financial results and business plans. Words such as "may," "will," "should," "likely," "anticipates," "expects," "intends," "plans," "projects," "believes," "estimates" and similar expressions are also used to identify these forward-looking statements. These statements are based on the current beliefs and expectations of Engility’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause Engility’s actual results to differ materially from those described in the forward-looking statements can be found under the heading "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2015, and more recent documents that have been filed with the Securities and Exchange Commission (SEC) and are available on the investor relations section of Engility’s website (http://www.engilitycorp.com) and on the SEC’s website (www.sec.gov), and include, among other things, the following: (i) our substantial level of indebtedness; (ii) our ability to refinance our debt obligations; (iii) general economic and business conditions in the United States and abroad; and (iv) competitive trends and pressures. Forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, historical information should not be considered as an indicator of future performance.

Media:Investor Relations:

Eric RuffDave Spille

Engility Holdings, Inc.Engility Holdings, Inc.

(703) 375-6463(703) 375-4221

eric.ruff@engilitycorp.com dave.spille@engilitycorp.com